                                                                  EXHIBIT 99.5


                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and Cellular Communications, Inc.(" CCI") and subsidiaries as if the acquisition of all of CCI's capital stock that AirTouch did not already own (approximately 62%) (the "CCI Merger") had been effective on that date (the CCI Merger closed on August 16, 1996) and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and (2) the second phase of the AirTouch/U S WEST joint venture described in the accompanying explanatory notes ("Phase II"), assuming Phase II occurred on that date, and (A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the personal communications services partnership equally owned by AirTouch and U S WEST, (the "PCS Partnership"), to the joint venture at such time. The unaudited Pro Forma Condensed Combined Statements of Income present the combined results of operations of (1) AirTouch and CCI as if the CCI Merger had been effective at the beginning of each period after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and (2) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at the beginning of each period as described in the accompanying explanatory notes.

         The Pro Forma Condensed Combined Financial Statements and accompanying explanatory notes reflect the application of the purchase method of accounting for the CCI Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the effective time of the CCI Merger (the "Effective Time"). As described in the accompanying notes, estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although the Company cannot ascertain what these changes would be, such changes could be material. In addition, the results of operations of CCI subsequent to June 30, 1996 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Pro Forma Condensed Combined Financial Statements. Contingent payments, if any, associated with AirTouch's 6% Class B Mandatorily Convertible Preferred Stock, Series 1996 will not affect the aggregate purchase price, since the contingency is based on changes in the volume-weighted average trading price of such preferred stock.

         The equity method of accounting was applied for Phase II of the AirTouch/U S WEST joint venture. Despite having majority ownership, the equity method of accounting will be required for the joint venture under generally accepted accounting principles and it will not be consolidated because AirTouch is required to obtain concurrence from U S WEST, or the Independent Member as defined in the agreement, with respect to approval of the joint venture's budgets and business plans, capital contributions in excess of certain levels, acquisition or disposition of assets with fair market value in excess of certain levels, and any distributions not contemplated in an approved budget. The equity method of accounting requires recognition of AirTouch's share of the financial condition and operating results of the AirTouch/U S WEST joint venture on one line in the Pro Forma Condensed Combined Balance Sheet and in the Pro Forma Condensed Combined Statement of Income, respectively. The contribution of net assets to the AirTouch/U S WEST joint venture will be recorded on a historical basis. The actual interests of AirTouch and U S WEST in the capital, income
(loss) and cash flows of the joint venture will depend on a number of factors, the outcomes of which are subject to significant uncertainties and contingencies, and the individual or aggregate effect of which cannot currently be reliably estimated. These factors include, among other things, the timing of the actual closing of Phase II, the ability of the parties to contribute certain of their domestic cellular interests to the joint venture (and the timing of such contributions), the ability of the parties to restructure the allocation of profits and losses and the distribution of cash and property of the joint venture in the event that they are unable to contribute all of their domestic cellular interests to the joint venture at the closing of Phase II (and the manner in which any such restructuring is implemented, see discussion below), and the timing of the parties' contribution of their PCS Partnership to the joint venture (and the value of the PCS Partnership at the time of such contribution). The closing of Phase II is conditioned upon the satisfaction of certain conditions, including the ability of AirTouch and U S WEST to contribute at least 60% of their respective domestic cellular interests to the joint venture, measured on the basis of the adjusted POPS represented by such interests and, in the case of AirTouch, excluding New Par. AirTouch anticipates that Phase II will occur in the fourth quarter of 1996 or the first quarter of 1997.

         Some of the cellular interests of AirTouch and U S WEST, including their general partner interests in Los Angeles and Seattle, respectively, are subject to consent provisions in connection with certain transactions. In addition, other partnership interests may, under certain circumstances, be subject to rights of first refusal provisions in favor of third parties. The foregoing provisions may or may not result in certain of the parties' properties not being contributed to the AirTouch/U S WEST joint venture. In addition, a limited partner in the U S WEST majority-owned Seattle system has initiated litigation challenging the arrangements between AirTouch and U S WEST as they relate to the Seattle property and the parties' joint venture. To the extent any such properties have not been contributed to the joint venture at the time of the Phase II closing, however, AirTouch and U S WEST are obligated throughout the life of the joint venture to continue to use reasonable efforts to effect to the maximum extent possible such contribution. In addition, AirTouch and U S WEST have agreed that, in the event that either is unable to contribute all of its domestic cellular interests to the joint venture, the parties, to the extent feasible (including with respect to obligations to third parties), will (for a five-year period following the Phase II closing) restructure, among other things, the allocation of profits and losses and the distribution of cash and property of the joint venture or, to the extent such a restructuring is not feasible, to otherwise implement a compensation mechanism, in each case, to provide each party with the same economic result (taking into account all tax consequences) such party would have obtained if all of the parties' domestic cellular interests had been contributed to the joint venture at the Phase II closing. AirTouch and U S WEST have not yet determined whether any such restructuring is feasible, or how any such restructuring or other compensation mechanism would be implemented.

As a result of the uncertainties and contingencies surrounding Phase II, AirTouch cannot predict the actual interest which it will have upon the closing of Phase II in the capital, income (loss) or cash flow of the joint venture, or the degree to which its domestic cellular operations will be deconsolidated, and such interest and manner of accounting presentation could differ materially from the pro forma information presented below. AirTouch nevertheless believes it is reasonable to use the above-described assumption that all cellular properties are contributed to the joint venture in the pro forma presentation because of
(i) the continuing obligations of AirTouch and U S WEST to attempt to effect such contribution, and (ii) the fact that such an assumption reflects the most conservative expected result (i.e., full deconsolidation) for the purposes of AirTouch's financial statement reporting of all of AirTouch's domestic cellular properties.

         The Pro Forma Condensed Combined Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred had the Merger and Phase II of the AirTouch/U S WEST joint venture been in effect as of the date or for the periods presented.

         The Pro Forma Condensed Combined Financial Statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Consolidated Financial Statements, including accompanying notes, of AirTouch and CCI included in their respective Forms 10-K and Forms 10-Q for the periods ended March 31, 1996 and June 30, 1996, and the Consolidated Financial Statements of U S WEST NewVector Group filed as Exhibits 99.1 and 99.2 to AirTouch's Report on Form 8-K dated July 2, 1996 and as Exhibit 99.4 to this Form 8-K.

         PRO FORMA CONDENSED COMBINED BALANCE SHEET
                        JUNE 30, 1996
                          (Unaudited)


                                                                                                        AirTouch/      Pro Forma
                                                As Reported                            Pro Forma        U S WEST      CCI Merger
                                        ----------------------------       CCI           CCI          Joint Venture      and
                                        AirTouch     CCI     New Par    Adjustments      Merger        Adjustments     Phase II
                                        --------    ------  --------    -----------     --------      -------------   ----------
                                                                        (Dollars in millions)
ASSETS

Current assets                          $  412.8    $228.6  $  148.9    $    (8.0)(1)
                                                                           (118.5)(2)                 $  (211.6)(a)
                                                                                        $  663.8         (148.9)(c)    $  303.3

Property, plant, and equipment, net      1,371.1       1.9     493.8                                     (897.2)(a)
                                                                                         1,866.8         (493.8)(c)       475.8

Investments in unconsolidated
  wireless systems                       3,300.3     456.5                1,458.0 (1)                   1,053.4 (a)
                                                                            107.7 (3)                   3,913.5 (c)
                                                                         (3,368.0)(4)    1,954.5                        6,921.4

Intangible assets, net                     570.6               406.9      2,079.9 (4)                    (156.5)(a)
                                                                            850.5 (5)    3,907.9       (3,337.3)(c)       414.1

Deferred charges and other
  noncurrent assets                        280.4      30.1      28.9       (107.7)(3)      231.7         (159.9)(a)
                                                                                                          (28.9)(c)        42.9
                                        --------    ------  --------    ---------       --------      ---------        --------
Total assets                            $5,935.2    $717.1  $1,078.5    $   893.9       $8,624.7      $  (467.2)       $8,157.5
                                        ========    ======  ========    =========       ========      =========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                     $  510.0    $ 10.5  $   89.7                    $  610.2      $  (194.8)(a)
                                                                                                          (89.7)(c)    $  325.7

Long-term obligations                    1,031.8     361.8              $   393.0 (1)
                                                                           (113.9)(2)    1,672.7           (1.6)(a)     1,671.1

Deferred income taxes                      261.0      35.2                  850.5 (5)    1,146.7                        1,146.7

Deferred credits                            74.4                 3.8                        78.2          (12.6)(a)
                                                                                                           (3.8)(c)        61.8
                                        --------    ------  --------    ---------       --------      ---------        --------
Total liabilities                        1,877.2     407.5      93.5      1,129.6        3,507.8         (302.5)        3,205.3
                                        --------    ------  --------    ---------       --------      ---------        --------
                                                                                                         (162.8)(a)
Minority interests in consolidated
  wireless systems                         169.4                 1.9                       171.3           (1.9)(c)         6.6
                                        --------    ------  --------    ---------       --------      ---------        --------
Stockholders' equity:
   6.00% Class B Mandatorily
     Convertible Preferred Stock,
     Series 1996                                                            500.0 (1)      500.0                          500.0
   4.25% Class C Convertible
     Preferred Stock, Series 1996                                           540.0 (1)      540.0                          540.0
   Common stock                              5.0                                             5.0                            5.0
   Additional paid-in capital            3,895.3                             17.0 (1)    3,912.3                        3,912.3
   Accumulated deficit                     (44.7)                                          (44.7)                         (44.7)
   Cumulative translation
     adjustment                             12.4                                            12.4                           12.4
   Other                                    20.6                                            20.6                           20.6
   Stockholders' equity - CCI                        309.6                   (4.6)(2)
                                                                           (305.0)(4)
   Partners' capital - New Par                                 983.1       (983.1)(4)
                                        --------    ------  --------    ---------       --------      ---------        --------
       Total stockholders' equity        3,888.6     309.6     983.1       (235.7)       4,945.6                        4,945.6
                                        --------    ------  --------    ---------       --------      ---------        --------
       Total liabilities and
         stockholders' equity           $5,935.2    $717.1  $1,078.5    $   893.9       $8,624.7      $  (467.2)       $8,157.5
                                        ========    ======  ========    =========       ========      =========        ========




 See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

  PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
       FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     (Unaudited)

                                                                                                         AirTouch/
                                                     As Reported                          Pro Forma      U S WEST      CCI Merger
                                         -----------------------------        CCI            CCI      Joint Venture        and
                                         AirTouch   CCI(*)  New Par(*)   Adjustments       Merger      Adjustments      Phase II
                                         --------   ------  ----------   -----------      ---------    -------------    --------
                                                                          (Dollars in millions)

Operating revenues                       $  930.2             $374.6                       $1,304.8     $(666.0)(b)
                                                                                                         (374.6)(d)     $  264.2
                                         --------             ------                       --------     -------         --------

Operating expenses:
  Cost of revenues                          205.6               69.7                          275.3       (76.3)(b)
                                                                                                          (69.7)(d)        129.3

  Selling and customer operations
    expenses                                291.4              103.5                          394.9      (200.0)(b)
                                                                                                         (103.5)(d)         91.4

  General, administrative, and
    other expenses                          187.9   $ 64.4      20.1       $ (61.7)(11)       210.7       (84.2)(b)
                                                                                                          (20.1)(d)        106.4

  Depreciation and amortization
    expenses                                133.1      0.8      46.8          (6.4)(6)                    (78.5)(b)
                                                                              53.4 (8)        227.7       (93.8)(d)         55.4
                                         --------   ------    ------       -------         --------     -------          -------
Total operating expenses                    818.0     65.2     240.1         (14.7)         1,108.6      (726.1)           382.5
                                         --------   ------    ------       -------         --------     -------          -------
Operating income (loss)                     112.2    (65.2)    134.5          14.7            196.2      (314.5)          (118.3)

Equity in net income (loss) of
  unconsolidated wireless systems:
   Domestic                                 114.6     68.3                  (142.9)(7)         40.0       196.9 (b)
                                                                                                           88.5 (d)
                                                                                                           (4.2)(e)
                                                                                                           (6.4)(f)        314.8
   International                            (16.5)                                            (16.5)                       (16.5)

Minority interests in net (income)
  loss of consolidated wireless
  systems                                   (34.3)              (0.4)                         (34.7)       35.0 (b)
Interest:                                                                                                   0.4 (d)          0.7

   Income                                     6.3      4.2       4.9                           15.4        (4.0)(b)
                                                                                                           (4.9)(d)          6.5

   Expense                                  (17.0)   (12.5)                  (14.7)(9)        (44.2)       (0.9)(b)        (45.1)

Miscellaneous income (expense)               11.3     (5.1)     (0.6)                           5.6         0.6 (d)          6.2

                                         --------   ------    ------       -------         --------     -------         --------
Income (loss) before extraordinary
  item and income taxes                     176.6    (10.3)    138.4        (142.9)           161.8       (13.5)           148.3
Income taxes                                 63.2     (2.8)      2.9           3.0 (10)        66.3        (2.9)(d)
                                                                                                           (1.4)(g)         62.0
                                         --------   ------    ------       -------         --------     -------         --------
Income (loss) before extraordinary
  item                                   $  113.4   $ (7.5)   $135.5       $(145.9)            95.5        (9.2)            86.3
                                         ========   ======    ======       =======
Preferred dividends                                                                            26.8                         26.8
                                                                                           --------     -------         --------
Income attributable to common
  stockholders                                                                             $   68.7     $  (9.2)        $   59.5
                                                                                           ========     =======         ========

Income before extraordinary item
  per share                              $   0.23                                          $   0.14                     $   0.12
                                         ========                                          ========                     ========
Weighted average shares outstanding
  (in thousands)                          499,080                                           499,080                      499,080
                                         ========                                          ========                     ========


(*) Conformed to AirTouch's Statement of Income presentation.




See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (Unaudited)

                                                                                                         AirTouch/     Pro Forma
                                                       As Reported                            Pro Forma   U S WEST     CCI Merger
                                              ------------------------------     CCI             CCI    Joint Venture     and
                                              AirTouch    CCI(*)  New Par(*)  Adjustments      Merger    Adjustments    Phase II
                                              --------    -----   ---------   -----------     --------- ------------   ----------
                                                                                (Dollars in millions)
Operating revenues                            $1,618.6              $660.3                    $2,278.9   $(1,188.7)(b)
                                                                                                            (660.3)(d)  $  429.9
                                              --------              ------                    --------   ---------      --------
Operating expenses:
  Cost of revenues                               372.9               133.4                       506.3      (231.0)(b)
                                                                                                            (133.4)(d)     141.9

  Selling and customer operations
    expenses                                     524.7               204.4                       729.1      (380.6)(b)
                                                                                                            (204.4)(d)     144.1

  General, administrative, and
    other expenses                               392.4    $ 13.6      38.4                       444.4      (159.6)(b)
                                                                                                             (38.4)(d)     246.4

  Depreciation and amortization
    expenses                                     215.8       2.2      86.4      $ (10.2)(6)                 (127.6)(b)
                                                                                  106.7 (8)      400.9      (182.9)(d)      90.4
                                              --------    ------    ------      -------       --------   ---------      --------
Total operating expenses                       1,505.8      15.8     462.6         96.5        2,080.7    (1,457.9)        622.8
                                              --------    ------    ------      -------       --------   ---------      --------
Operating income (loss)                          112.8     (15.8)    197.7        (96.5)         198.2      (391.1)       (192.9)

Equity in net income (loss) of
  unconsolidated wireless systems:
   Domestic                                      188.2     101.3                 (207.1)(7)       82.4       242.4 (b)
                                                                                                             103.8 (d)
                                                                                                             (18.4)(e)
                                                                                                             (12.2)(f)     398.0
   International                                 (35.9)                                          (35.9)                    (35.9)

Minority interests in net (income)
  loss of consolidated wireless
  systems                                        (36.5)               (0.9)                      (37.4)       56.4 (b)
                                                                                                               0.9 (d)      19.9
Interest:
   Income                                         34.9      15.1       8.8                        58.8       (12.3)(b)
                                                                                                              (8.8)(d)      37.7
   Expense                                       (13.0)    (27.5)     (0.1)       (67.8)(9)     (108.4)        5.1 (b)
                                                                                                               0.1 (d)    (103.2)

Miscellaneous income (expense)                    (5.5)     16.1      (0.9)                        9.7        (1.7)(b)
                                                                                                               0.9 (d)       8.9
                                              --------    ------    ------      -------       --------   ---------      --------
Income before extraordinary item
  and income taxes                               245.0      89.2     204.6       (371.4)         167.4       (34.9)        132.5
Income taxes                                     113.1      31.3       4.3        (53.3)(10)      95.4        (4.3)(d)
                                                                                                              (7.0)(g)      84.1
                                              --------    ------    ------      -------       --------   ---------      --------
Income before extraordinary item              $  131.9    $ 57.9    $200.3      $(318.1)          72.0       (23.6)         48.4
                                              ========    ======    ======      ========
Preferred dividends                                                                               53.5                      53.5
                                                                                              --------   ---------      --------
Income (loss) attributable to
  common stockholders                                                                         $   18.5   $   (23.6)     $   (5.1)
                                                                                              ========   =========      ========

Income (loss) before extraordinary
  item per share                              $   0.27                                        $   0.04                  $  (0.01)
                                              ========                                        ========                  ========

Weighted average shares outstanding
  (in thousands)                               494,925                                         494,925                   494,925
                                              ========                                        ========                  ========


(*) Conformed to AirTouch's Statement of Income presentation.




See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CCI MERGER PRO FORMA

         Basis of Presentation. On August 16, 1996, AirTouch completed its acquisition of Cellular Communications, Inc., pursuant to the Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 12, 1996 (the "1996 Merger Agreement"). In the aggregate, AirTouch paid approximately $393 million in cash and issued approximately 17.24 million shares of the Company's 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, (the "AirTouch Class B Preferred Stock") and approximately 11.07 million shares of the Company's 4.25% Class C Convertible Preferred Stock, Series 1996 (the "AirTouch Class C Preferred Stock"). The cash portion and the preferred securities portion represented approximately 27.18% and 72.82%, respectively, of the purchase price for the 26,303,078 shares of CCI stock outstanding at the closing. In addition, the CCI Zero Coupon Convertible Subordinated Notes due 1999 (the "CCI Convertible Notes") were assumed by a subsidiary of AirTouch at the closing.

Also pursuant to the 1996 Merger Agreement, employee and director options to purchase CCI stock that were outstanding at the closing were converted into AirTouch options to purchase an aggregate of 1,924,001 shares of AirTouch stock, 16,875 shares of AirTouch Class B Preferred Stock, and 10,837 shares of AirTouch Class C Preferred Stock.

         Pro forma income before extraordinary item per share is calculated based on income before extraordinary item after deducting dividends of $53.5 million and $26.8 million for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and on weighted average shares of 494.9 million and 499.1 million as of December 31, 1995 and June 30, 1996, respectively. The effect of convertible preferred stock, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The effect of AirTouch options and the CCI Convertible Notes has not been considered since the impact is immaterial.

         In the unaudited Pro Forma Condensed Combined Balance Sheet, because the AirTouch Class C Preferred Stock can be redeemed for cash or converted into shares of common stock at the option of AirTouch, it is not considered to be mandatorily redeemable for financial reporting purposes.

         The purchase price, exclusive of expenses related thereto and the assumption of net CCI indebtedness, for the CCI Merger is summarized below (in millions of dollars):

Cash ...................................     $  393
AirTouch Class B Preferred Stock .......        500
AirTouch Class C Preferred Stock .......        540
AirTouch Stock Options .................         17
                                             ------
Purchase price .........................     $1,450
                                             ======

         For purposes of this Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995, the mandatory redemption offer pursuant to the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization (the "1990 Merger Agreement") dated as of December 14, 1990 (the "MRO") is assumed to have occurred concurrently with the CCI Merger although it actually occurred in late October 1995. For purposes of the Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 1996, the AirTouch Replacement Option payment (as defined in the 1990 Merger Agreement) is assumed to have occurred concurrently with the CCI Merger although actually it occurred on January 4, 1996 (see Note 11).

         The CCI Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No. 16, and accordingly, this method of accounting has been applied in the Pro Forma Condensed Combined Financial Statements. The acquisition of CCI stock pursuant to the 1990 Merger Agreement was accounted for using the equity method of accounting.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)

         Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of CCI and its subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Condensed Combined Financial Statements. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what the changes to pro forma adjustments will be, such changes could be material. In addition, the results of operations of CCI subsequent to June 30, 1996 will affect the allocation of the purchase price. Accordingly, actual amounts will differ from those in the Pro Forma Condensed Combined Financial Statements. Contingent payments, if any, associated with the AirTouch Class B Preferred Stock will not affect the aggregate purchase price, since the contingency is based on changes in the volume weighted average trading price of AirTouch Class B Preferred Stock.

         CCI Merger Pro Forma Adjustments

1. Records the Merger and the estimated professional fees of $8 million (primarily legal, investment bankers' and accountants' fees) related to the CCI Merger. For Pro Forma Condensed Combined Financial Statement purposes, the as-reported values on CCI's balance sheet other than its investment in New Par have been estimated to approximate fair value.

2. Applies CCI's reported cash balances toward payment of its estimated merger fees and the reduction of its long-term debt.

3. Reclassifies AirTouch Replacement Option payment made on January 4, 1996 from deferred charges.

4. Eliminates AirTouch's equity investment reflecting its equity interest in CCI pursuant to the 1990 Merger Agreement and CCI's investment in New Par. In addition, this entry allocates the full amount of the excess purchase price over the as-reported amounts on CCI's and New Par's Consolidated Balance Sheets to identifiable intangibles of New Par. Under the purchase method of accounting, the purchase price is based on the total cost of all equity acquired pursuant to the 1990 Merger Agreement and the 1996 Merger Agreement.


                                                                                 JUNE 30,
                                                                                   1996
                                                                                 --------
         Aggregate Purchase Price
                (1) Pursuant to 1996 Merger Agreement (after adjustments)        $1,565.7
                (2) Pursuant to 1990 Merger Agreement ....................          811.5
                                                                                 --------
                Total cost of acquisition ................................        2,377.2
                Less: Net assets acquired (net of adjustments) ...........          297.3
                                                                                 --------
                Excess Purchase Price ....................................       $2,079.9
                                                                                 ========

5. Records the deferred tax liability related to identifiable intangible assets other than goodwill and corresponding adjustment to goodwill (see Note 8). AirTouch is required to recognize deferred tax liabilities for the temporary differences between the initial assigned values to the identifiable intangible assets and their tax bases. The deferred tax liability will be amortized over the estimated useful lives of the relevant identifiable intangible assets. Goodwill is considered a residual and no related deferred tax liability is recognized.

6. Adjusts New Par's as reported depreciation expense to extend the lives of certain domestic cellular telecommunications equipment from seven years to ten years, to conform to AirTouch's useful lives.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)


7. Reverses AirTouch's equity in net income of CCI and New Par and CCI's equity in net income of New Par for the year ended December 31, 1995 and the six months ended June 30, 1996.

8. Records the amortization expense for identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, AirTouch has preliminarily estimated that approximately $191 million relates to subscriber list and $1,880.9 million relates to FCC licenses. Amortization periods for subscriber lists and FCC licenses are five and forty years, respectively.

9. Records interest expense incurred on $393 million of borrowings related to the Merger and $710.4 million of borrowings related to the MRO and option payment, based on assumed average interest rates of 7.43% and 6.33%, respectively, for the year ended December 31, 1995, and 7.43% and 5.65%, respectively, for the six months ended June 30, 1996. During July 1996, AirTouch issued 7-1/8% Notes due 2001 and 7-1/2% Notes due 2006 with net proceeds to AirTouch of approximately $642.9 million. AirTouch indirectly used some of the proceeds from the issuance of these notes to fund the CCI Merger. The rate of 7.43% represents the weighted average effective interest rate on these Notes. The rates of 6.33% and 5.65% represent average variable interest rates for the year of 1995 and for the six months ended June 30, 1996, respectively, on AirTouch's unsecured $2 billion, five-year revolving credit facility and the commercial paper program supported by such facility. The effect of a 1/8% change in interest rates on interest expense to pro forma net income of AirTouch is immaterial.

10. Records net income tax effects on the relevant pro forma items arising from the CCI acquisition at the combined statutory rate of 41.05%. Pro forma adjustments to the Condensed Combined Statements of Income include interest, MRO compensation expense recorded by CCI (see Note 11), depreciation and amortization expenses. Except for amortization of goodwill, these adjustments were tax effected at the statutory rate to produce net tax (benefit) expense of $(53.3) million and $3.0 million for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

11. Reverses compensation expense recorded by CCI in connection with cancellation of stock options, which options were acquired by AirTouch.

Phase II of AirTouch/U S WEST Joint Venture Pro Forma

         Basis of Presentation. In July 1994, AirTouch and U S WEST entered into an agreement to combine their domestic cellular properties into a joint venture in a multi-phased transaction. Phase I of the transaction commenced on November 1, 1995, and had no immediate financial accounting presentation impact. In Phase II, the partners will combine their domestic properties into a joint venture, subject to obtaining certain required consents and authorizations. AirTouch believes that Phase II is a probable transaction. The most significant effect of Phase II is the deconsolidation of AirTouch's domestic cellular interests and the use of the equity method of accounting for its investment in the joint venture.

         The Pro Forma Condensed Combined Financial Statements assume that all of AirTouch's domestic cellular properties (including the properties acquired in the Merger) are contributed to the joint venture at the beginning of Phase II. Similarly, all domestic cellular properties of U S WEST are assumed to be contributed to the joint venture. The Pro Forma Condensed Combined Financial Statements exclude the PCS Partnership since its inclusion is solely at the option of U S WEST and could occur as late as mid-1998, and the effect of the contribution to the relative ownership interest of the partners is not readily determinable. The assumed ownership interests for AirTouch and U S WEST approximate 74% and 26%, respectively, pursuant to a computation set forth in the joint venture agreement.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)


         The following is selected pro forma financial information as of December 31, 1995 and June 30, 1996 and the periods then ended for the AirTouch/U S WEST joint venture:

                         AIRTOUCH/U S WEST JOINT VENTURE
                     SUMMARY PRO FORMA FINANCIAL INFORMATION



                                                    DECEMBER     JUNE 30,
                                                    31, 1995       1996
                                                    --------     --------
       OPERATING RESULTS
       Operating revenues .....................     $2,790.2     $1,594.7
       Operating income .......................     $  538.2     $  423.8
       Net income from operations .............     $  565.4     $  383.1
       BALANCE SHEET
       Total assets ...........................     $6,741.0     $6,874.9
       Total partners' capital ................     $5,841.1     $6,020.1

         Pro forma net income per share is calculated based on income before extraordinary items after deducting dividends of $53.5 million and $26.8 million for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and assumes 494.9 million and 499.1 million weighted average shares outstanding as of December 31, 1995 and June 30, 1996, respectively. The effect of convertible preferred stock and convertible debt, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The AirTouch options have not been considered in pro forma presentation since their impact is immaterial.

         Phase II Pro Forma Adjustments

a. Converts AirTouch's as reported investment in domestic cellular net assets (before the CCI transaction) contributed to the joint venture to the equity method of accounting.

b. Converts to the equity method of accounting AirTouch's as reported domestic cellular consolidated results of operations for 1995 and the first six months of 1996.

c. Converts to the equity method of accounting AirTouch's interest in New Par's as reported net assets (after the CCI Merger), including the related intangibles.

d. Converts to the equity method of accounting AirTouch's interest in New Par's as reported results of operations for 1995 and the first six months of 1996, including the amortization of intangibles arising from the CCI Merger.

e. Reduces AirTouch's as reported income in its domestic cellular properties to reflect its ownership interest in the joint venture.

f. Adjusts AirTouch's share of the joint venture's net income for the amortization of the implied goodwill (the difference between book value of AirTouch's net assets (after the CCI Merger) contributed to the joint venture and AirTouch's proportionate share of the pro forma combined net assets of the joint venture at December 31, 1995 and June 30, 1996). The amortization period for implied goodwill is 40 years.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)

                                                                     DECEMBER     JUNE 30,
                                                                     31, 1995       1996
                                                                     --------     --------
Book value of assets contributed by AirTouch .................       $4,812.2     $4,966.9
Book value of assets contributed by U S West .................        1,028.9      1,053.2
                                                                     --------     --------
Combined book values contributed .............................       $5,841.1     $6,020.1
                                                                     ========     ========
AirTouch's share of combined book values at 74% ..............        4,322.4      4,454.9
Book value of AirTouch's contribution ........................        4,812.2      4,966.9
                                                                     --------     --------
Implied  goodwill ............................................       $  489.8     $  512.0
                                                                     ========     ========
Annual amortization expense ..................................       $   12.2     $   12.8
                                                                     ========     ========
Amortization expense for six months ..........................                    $    6.4
                                                                                  ========

g. Records net income tax effects on the relevant pro forma items arising from Phase II at the statutory rate of 41.05%.